                                                                   EXHIBIT 23.01







                               CONSENT OF COUNSEL

We consent to the references to our firm under the captions "Federal Income Tax Aspects" and "Legal Matters" in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-74014) as filed with the United States Securities and Exchange Commission on or about September 4, 2003 and the related Prospectus of Campbell Alternative Asset Trust.



                                                  Sidley Austin Brown & Wood LLP


September 4, 2003